UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2006

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 8.01 Other Events

The Terrace Bay, Ontario pulp mill operated by Neenah Paper Company of Canada (“NPCC”), a wholly owned subsidiary of the registrant, Neenah Paper, Inc. (the “Company”), commenced closure activities on February 20, 2006 as a result of a lack of wood fiber for its operations.  The Terrace Bay mill’s fiber supply has been exhausted as a result of the previously reported strike by the woodlands workers who are employed by NPCC’s forestry operations that supply wood fiber to the Terrace Bay mill.  The Terrace Bay mill employs approximately 400 hourly and salaried workers.

It is expected that most of the hourly and salaried employees in the Terrace Bay mill will be laid off for an indefinite period during the two weeks following the commencement of closure activities.  A small group of hourly and salaried employees are expected to remain at the facility during the winter months for security operations, boiler and related equipment operation and maintenance during the warm shutdown.  A lengthy shutdown of the Terrace Bay mill could have a material impact on the results of operations of NPCC and the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: February 21, 2006	/s/ STEVEN S. HEINRICHS
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

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